EXHIBIT 10.2

111 Huntington Avenue

Boston, Massachusetts 02199

(the “Building”)

FIRST AMENDMENT (“First Amendment”)

Execution Date: October 26, 2010

LANDLORD:	BP 111 Huntington Avenue LLC

TENANT:	Federal Home Loan Bank of Boston, a Federal instrumentality

PREMISES:

The entirety of the twenty-fourth (24th) and twenty-fifth (25th) floors of the Building, and an area on the twenty-third (23rd) floor of the Building, containing, in the aggregate, approximately 60,774 rentable square feet, a shown on the floor plans annexed to the Lease as Exhibit D

LEASE
EXECUTION
DATE:	June 21, 2000

TERMINATION
DATE:	December 31, 2012

PREVIOUS
LEASE
AMENDMENTS:	Letter Agreement dated May 3, 2001

Reference is made to the fact that Tenant is negotiating with an affiliate of Landlord (the “Pru Landlord”) to enter into a lease (the “Pru Lease”) of premises (the “Pru Premises”) located at another building known as the Prudential Tower.

WHEREAS, the parties desire to amend the Lease to, inter alia, terminate the Original Lease Term on the Effective Termination Date, as hereinafter defined;

NOW THEREFORE, the parties hereby agree that the above-referenced lease (the “Lease”) is hereby amended as follows:

1.                                       TERMINATION OF ORIGINAL LEASE TERM

Notwithstanding anything to the contrary in the Lease contained, the expiration date of the Original Lease Term shall occur on the earlier to occur of the date (“Effective Termination Date”) that is (a) the Commencement Date (as defined in the Pru Lease) under the Pru Lease, provided that for purposes of this First Amendment only, a Partial Early Occupancy (as defined in the Pru Lease) shall be disregarded in determining the Commencement Date under the Pru Lease and therefore the Effective Termination Date hereunder (the “Pru Lease Commencement Date”), or (b) October 31, 2012.  The Effective Termination Date is subject to modification pursuant to the terms of Section 4 of this First Amendment.  Annual Fixed Rent and other charges due under the Lease will be apportioned as of said Effective Termination Date.  On or before said Effective Termination Date, Tenant shall vacate the Premises and deliver the Premises to Landlord in the condition in which Tenant is required, pursuant to the Lease (including, without limitation, Section 16.4 thereof) to deliver the Premises at the expiration or prior termination of the Original Lease Term, except that, notwithstanding anything to the contrary contained in said Section 16.4 of the Lease, Tenant shall not be required to: (i) remove any improvements that are in the Premises as of the Execution Date of this First Amendment, or (ii) remove any cabling that serves the Premises as of the Execution Date of this First Amendment.  Without limitation, Tenant shall not be required to remove the internal staircase currently existing in the Premises.

2.                                       ANNUAL FIXED RENT IN RESPECT OF PREMISES DURING BALANCE OF ORIGINAL LEASE TERM

A.                                   In the event that the Substantial Completion Date under the Pru Lease (as such term is defined in Section 4.1(B) of the Pru Lease) occurs on or before October 31, 2011, then Tenant shall continue to pay Annual Fixed Rent and Operating Cost Excess for the Premises through and including the Effective Termination Date in accordance with the terms of the Lease.

B.                                     If the Substantial Completion Date under the Pru Lease has not occurred on or before October 31, 2011, then (i) Tenant shall continue to pay Annual Fixed Rent and Operating Cost Excess for the Premises through and including October 31, 2011 in accordance with the terms of the Lease, (ii) Tenant shall not be obligated to pay Operating Cost Excess for the Premises after November 1, 2011, and (iii) Tenant shall pay Annual Fixed Rent for the Premises for the period from November 1, 2011 through the Effective Termination Date as follows:

Time Period	Annual Fixed Rent	Monthly Fixed Rent
11/1/11 — Effective Termination Date:	$2,320,796.00	$193,399.67

3.                                       HOLDING OVER

In the event that the Effective Termination Date occurs prior to the actual substantial completion of Landlord’s Work (as defined in the Pru Lease) under the Pru Lease (“Pru Lease Substantial Completion”), then the holdover rent, pursuant to Section 16.18 of the Lease, shall not commence, and Landlord agrees that it shall not take any action to evict Tenant from the Premises, until the earliest of: (i) the Pru Lease Substantial Completion, or (ii) the date sixty (60) days after the Effective Termination Date, or (iii) October 31, 2012.  The foregoing shall not affect the remaining provisions of Section 16.18 of the Lease.

4.                                       EFFECT OF EXERCISE OF TERMINATION RIGHT UNDER PRU LEASE

A.                                   Reference is made to the fact that both the Pru Landlord and Tenant have certain termination rights pursuant to Section 4.2 of the Pru Lease.  In the event the Pru Lease is terminated pursuant to Section 4.2 of the Pru Lease, Tenant may under certain circumstances elect to lease “Relocation Premises” as more fully set forth in said Section 4.2.

B.                                     If the Pru Lease is terminated pursuant to Section 4.2 of the Pru Lease, and Tenant does elect to lease the Relocation Premises, then the Effective Termination Date of this Lease shall be automatically changed to be the earlier of (i) the date that Tenant vacates the Premises and notifies Landlord that it has done so, or (ii) October 31, 2012.

C.                                     If the Pru Lease is terminated pursuant to Section 4.2 of the Pru Lease, and Tenant does not elect to lease the Relocation Premises, then the Effective Termination Date of this Lease shall be automatically changed to be the earlier of (i) the date specified by Tenant in a written notice (“Early Termination Notice”) delivered to Landlord, which date (x) shall be at least thirty (30) days after the date Tenant delivers the Early Termination Notice to Landlord, and (y) shall not be prior to December 31, 2011, or (ii) October 31, 2012.

5.                                       DELETED LEASE PROVISIONS

Section 2.2  of the Lease (Tenant’s Expansion Option), Section 2.3 of the Lease (Right of First Offer) and Section 3.2 of the Lease (Extension Options) are hereby deleted in their entirety and are of no further force or effect.

6.                                       NO COMMISSION

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment other than Colliers Meredith & Grew (the “Broker”). Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers (other than Broker) claiming to have represented Tenant in connection with this First Amendment.  Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this First Amendment other than the Broker.  Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers other than the Broker claiming to have represented Landlord in connection with this First Amendment.

7.                                       The Lease, as amended by this First Amendment, shall be governed by the laws of The Commonwealth of Massachusetts.

8.                                       In the event that any of the provisions of the Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

9.                                       The Lease, as amended by this First Amendment, cannot be amended further except in writing signed by both parties.

10.                                 As hereby amended, the Lease is ratified, confirmed and approved in all respects, and shall remain in full force and effect in accordance with its terms.

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:

BP 111 HUNTINGTON AVE LLC

By:	Boston Properties Limited Partnership,
a Delaware limited partnership

Its: Member

	By:	Boston Properties, Inc.
a Delaware corporation

	Its:	General Partner

	By:	/s/David C. Provost
	Name:	David C. Provost

TENANT:
FEDERAL HOME LOAN BANK OF BOSTON,
a Federal instrumentality

By:	/s/Earl Baucom
Name:	Earl Baucom
Title:	Senior Vice President
Hereunto Duly Authorized